Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-70212 on Form S-8/A, Registration Statement No. 333-65244 on Form S-3, Registration Statement No. 333-65246 on Form S-4 and Registration Statement No. 333-105019 on Form S-8 of Lennar Corporation of our reports dated February 27, 2004, appearing in this Annual Report on Form 10-K of Lennar Corporation for the year ended November 30, 2003.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida

February 27, 2004